Question 7.c)
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Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.


                                                           Is this the
Series                                                      last filing
Number               Series Name                   for this series (Y or N)


109  Goldman Sachs Flexible Cap Growth Fund                            N
113  Goldman Sachs Enhanced Dividend Global Equity Portfolio           N
114  Goldman Sachs Tax-Advantaged Global Equity Portfolio              N
116  Goldman Sachs Dynamic U.S. Equity Fund			       N
125  Goldman Sachs Focused Growth Fund				       Y
133  Goldman Sachs Small/Mid Cap Value Fund                            N
140  Goldman Sachs Focused Value Fund                                  N
143  Goldman Sachs Financial Square Federal Instruments Fund           N
144  Goldman Sachs Investor Money Market Fund                          N
146  Goldman Sachs Financial Square Tax-Exempt Money Market Fund       N
147  Goldman Sachs Strategic Factor Allocation Fund                    N
137  Goldman sachs Tactical Tilt Overlay Fund                          N
139  Goldman Sachs Global Managed Beta Fund                            N

Please refer to the Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the Funds.